Exhibit 99.1

Vishay Reports Results for Second Quarter 2011

  Revenues for Q2 2011 of $710 million
  For Q2 2011: Earnings per diluted share of $0.48; Adjusted earnings per diluted share of $0.50
  Cash from operations for YTD June 2011 of $174 million and capital expenditures of $45 million
  High backlog of $882 million, or 3.7 months of sales
  Guidance for Q3 2011 for revenues of between $675 and $715 million

MALVERN, Pa.--(BUSINESS WIRE)--August 2, 2011--Vishay Intertechnology, Inc. (NYSE: VSH), one of the world’s largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and six fiscal months ended July 2, 2011.

Revenues for the fiscal quarter ended July 2, 2011 were $709.8 million, compared to $701.7 million for the fiscal quarter ended July 3, 2010. The net earnings attributable to Vishay stockholders for the fiscal quarter ended July 2, 2011 were $82.1 million, or $0.48 per diluted share, compared to $76.7 million, or $0.40 per diluted share for the fiscal quarter ended July 3, 2010.

Revenues for the six fiscal months ended July 2, 2011 were $1,405.0 million, compared to $1,342.1 million for the six fiscal months ended July 3, 2010. The net earnings attributable to Vishay stockholders for the six fiscal months ended July 2, 2011 were $157.4 million, or $0.91 per diluted share, compared to $122.1 million, or $0.63 per diluted share for the six fiscal months ended July 3, 2010.

The results of operations for the fiscal quarter and the six fiscal months ended July 2, 2011 include a pretax charge of $3.9 million to accelerate the recognition of certain executive compensation upon the death of Dr. Zandman, the Company’s late Executive Chairman and Chief Technical and Business Development Officer. The results of operations for the six fiscal months ended July 2, 2011 also includes $10.0 million of one-time tax expense related to the write-down of deferred tax assets in Israel to reflect the lower corporate income tax rate enacted in January 2011 on certain types of income earned after December 31, 2010. Adjusted net earnings per diluted share, which excludes these items, was $0.50 and $0.98, for the fiscal quarter and six fiscal months ended July 2, 2011, respectively. There were no such reconciling items for the fiscal quarter and six fiscal months ended July 3, 2010.

Commenting on the results for the second quarter 2011, Dr. Gerald Paul, President and Chief Executive Officer, stated, “The quarter was, for the Company as well as me personally, overshadowed by the loss of our Founder and Executive Chairman, Dr. Felix Zandman. His vision for Vishay as a multinational manufacturer of a broad line of discrete electronic components was revolutionary for the industry and will continue to be the basis of our success. Marc Zandman, our new Executive Chairman, and I are committed to carry on Dr. Zandman’s vision.”

Dr. Paul continued, “In the second quarter of 2011, Vishay continued to perform at similarly high levels as in the first quarter 2011 and the second half of 2010. The general business climate remained friendly. The industrial and European automotive end markets were especially strong while we experienced some slowdown in the consumer and computing end markets.”

Commenting on the outlook for the third quarter 2011 Dr. Paul stated, “We anticipate revenues of between $675 and $715 million with a mainly volume-driven gross margin reduction.”

Dr. Paul concluded, “In order to enhance stockholder value by materially increasing EPS as well as free cash flow, we have developed a detailed growth plan both through intensified internal growth and complementary acquisitions, preferably in the field of specialty components.”

On July 6, 2010, Vishay Intertechnology successfully completed the spin-off of Vishay Precision Group, Inc. (“VPG”) to its stockholders as an independent, publicly-traded company. Until July 6, 2010, VPG was part of Vishay Intertechnology and its assets, liabilities, results of operations, and cash flows are included in the amounts reported in the consolidated financial statements through the date of the spin-off, including the fiscal quarter and six fiscal months ended July 3, 2010, presented on the accompanying tables. Net earnings of VPG, included in the results of Vishay Intertechnology, were $4.0 million and $5.8 million, respectively, for the fiscal quarter and six fiscal months ended July 3, 2010.

The Company expects to file its Quarterly Report on Form 10-Q for the second fiscal quarter of 2011 with the Securities and Exchange Commission after the close of the markets on Tuesday, August 2, 2011. This financial report will be available for viewing and download at ir.vishay.com.

A conference call to discuss second quarter financial results is scheduled for Tuesday, August 2, 2011 at 9:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 78169787.

There will be a replay of the conference call from 10:30 AM ET on Tuesday, August 2, 2011 through 11:59 PM ET on Sunday, August 7, 2011. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is 78169787.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with generally accepted accounting principles (“GAAP”), including adjusted net earnings (loss) and adjusted net earnings (loss) per share, which are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance and should not be viewed as an alternative to GAAP measures of performance. Non-GAAP measures such as adjusted net earnings and adjusted earnings per diluted share do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that these measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to an understanding to the Company’s intrinsic operations. These reconciling items are indicated on the accompanying reconciliation schedule and are more fully described in the Company’s financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, internal growth and acquisition activity, and the general state of the Company, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should,” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the pace and continuation of recovery in the worldwide economy; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	July 2,	April 2,	July 3,
	2011	2011	2010

Net revenues*	$709,838	$695,151	$701,655
Costs of products sold	497,648	480,488	491,062
Gross profit	212,190	214,663	210,593
Gross margin	29.9%	30.9%	30.0%

Selling, general, and administrative expenses	92,796	92,465	109,266
Executive compensation charge	3,889	-	-
Operating income	115,505	122,198	101,327
Operating margin	16.3%	17.6%	14.4%

Other income (expense):
Interest expense	(4,624)	(4,054)	(2,400)
Other	(28)	(507)	5,956
Total other income (expense) - net	(4,652)	(4,561)	3,556

Income before taxes	110,853	117,637	104,883

Income taxes	28,357	42,030	27,918

Net earnings	82,496	75,607	76,965

Less: net earnings attributable to noncontrolling interests	401	320	306

Net earnings attributable to Vishay stockholders*	$82,095	$75,287	$76,659

Basic earnings per share attributable to Vishay stockholders	$0.51	$0.46	$0.41

Diluted earnings per share attributable to Vishay stockholders	$0.48	$0.43	$0.40

Weighted average shares outstanding - basic	160,801	165,186	186,667

Weighted average shares outstanding - diluted	170,645	175,661	193,084

* VPG net revenues included in Vishay Intertechnology, Inc. consolidated results were $52.9 million for the fiscal quarter ended July 3, 2010. VPG earnings included in net earnings attributable to Vishay stockholders were $4.0 million for the fiscal quarter ended July 3, 2010.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Six fiscal months ended
	July 2,	July 3,
	2011	2010

Net revenues*	$1,404,989	$1,342,115
Costs of products sold	978,136	964,509
Gross profit	426,853	377,606
Gross margin	30.4%	28.1%

Selling, general, and administrative expenses	185,261	211,154
Executive compensation charge	3,889	-
Operating income	237,703	166,452
Operating margin	16.9%	12.4%

Other income (expense):
Interest expense	(8,678)	(4,834)
Other	(535)	6,000
Total other income (expense) - net	(9,213)	1,166

Income before taxes	228,490	167,618

Income taxes	70,387	45,014

Net earnings	158,103	122,604

Less: net earnings attributable to noncontrolling interests	721	525

Net earnings attributable to Vishay stockholders*	$157,382	$122,079

Basic earnings per share attributable to Vishay stockholders	$0.97	$0.65

Diluted earnings per share attributable to Vishay stockholders	$0.91	$0.63

Weighted average shares outstanding - basic	163,006	186,654

Weighted average shares outstanding - diluted	173,143	193,076

* VPG net revenues included in Vishay Intertechnology, Inc. consolidated results were $101.1 million for the six fiscal months ended July 3, 2010. VPG earnings included in net earnings attributable to Vishay stockholders were $5.8 million for the six fiscal months ended July 3, 2010.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	July 2,	December 31,
	2011	2010
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$692,592	$897,338
Short-term investments	314,408	-
Accounts receivable, net	345,121	330,556
Inventories:
Finished goods	122,594	109,762
Work in process	192,743	178,844
Raw materials	160,955	139,216
Total inventories	476,292	427,822

Deferred income taxes	32,831	31,903
Prepaid expenses and other current assets	140,565	106,885
Total current assets	2,001,809	1,794,504

Property and equipment, at cost:
Land	95,120	93,020
Buildings and improvements	502,452	477,518
Machinery and equipment	2,118,260	2,025,793
Construction in progress	62,938	75,051
Allowance for depreciation	(1,872,985)	(1,759,268)
	905,785	912,114

Intangible assets, net	106,575	113,830

Other assets	142,526	145,645
Total assets	$3,156,695	$2,966,093

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	July 2,	December 31,
	2011	2010
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$12	$23
Trade accounts payable	184,256	167,795
Payroll and related expenses	119,163	122,234
Other accrued expenses	170,638	186,049
Income taxes	60,282	51,060
Total current liabilities	534,351	527,161

Long-term debt less current portion	422,422	431,682
Deferred income taxes	119,551	82,043
Deferred grant income	2,477	2,788
Other liabilities	133,203	134,152
Accrued pension and other postretirement costs	298,467	291,117
Total liabilities	1,510,471	1,468,943

Equity:
Vishay stockholders' equity
Common stock	14,359	15,061
Class B convertible common stock	1,345	1,435
Capital in excess of par value	2,082,649	2,156,981
Retained earnings (accumulated deficit)	(584,855)	(742,237)
Accumulated other comprehensive income	127,086	60,491
Total Vishay stockholders' equity	1,640,584	1,491,731
Noncontrolling interests	5,640	5,419
Total equity	1,646,224	1,497,150
Total liabilities and equity	$3,156,695	$2,966,093

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Six fiscal months ended
	July 2,	July 3,
	2011	2010

Continuing operating activities
Net earnings	$158,103	$122,604
Adjustments to reconcile net earnings (loss) to net cash provided by continuing operating activities:
Depreciation and amortization	91,512	99,262
(Gain) loss on disposal of property and equipment	(930)	(92)
Accretion of interest on convertible debentures	861	-
Inventory write-offs for obsolescence	10,560	10,853
Deferred grant income	(235)	(313)
Other	3,557	13,436
Changes in operating assets and liabilities, net of effects of businesses acquired or spun-off	(89,512)	(68,199)
Net cash provided by continuing operating activities	173,916	177,551

Continuing investing activities
Purchase of property and equipment	(45,365)	(49,193)
Proceeds from sale of property and equipment	1,473	590
Purchase of short-term investments	(391,524)	-
Maturity of short-term investments	82,990	-
Proceeds from loans receivable	-	15,000
Other investing activities	307	-
Net cash used in continuing investing activities	(352,119)	(33,603)

Continuing financing activities
Net proceeds (payments) on revolving credit lines	(60,000)	-
Principal payments on long-term debt and capital lease obligations	(6)	(14,129)
Proceeds of long-term debt	150,000	-
Issuance costs	(4,144)	(456)
Common stock repurchase	(150,000)	-
Net changes in short-term borrowings	(9)	554
Proceeds from stock options exercised	7,938	-
Excess tax benefit from stock options exercised	555	-
Distributions to noncontrolling interests	(500)	(516)
Net cash provided by (used in) continuing financing activities	(56,166)	(14,547)
Effect of exchange rate changes on cash and cash equivalents	29,623	(33,927)
Net (decrease) increase in cash and cash equivalents from continuing activities	(204,746)	95,474

Net cash used in discontinued operating activities	-	(82)
Net cash used in discontinued investing activities	-	-
Net cash used in discontinued financing activities	-	-
Net cash used in discontinued operations	-	(82)

Net (decrease) increase in cash and cash equivalents	(204,746)	95,392

Cash and cash equivalents at beginning of period	897,338	579,189
Cash and cash equivalents at end of period	$692,592	$674,581

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Six fiscal months ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2011	2011	2010	2011	2010

GAAP net earnings attributable to Vishay stockholders	$82,095	$75,287	$76,659	$157,382	$122,079

Reconciling items affecting operating margin:
Executive compensation charge	$3,889	$-	$-	$3,889	$-

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$(1,419)	$10,024	$-	$8,605	$-

Adjusted net earnings	$84,565	$85,311	$76,659	$169,876	$122,079

Adjusted weighted average diluted shares outstanding	170,645	175,661	193,084	173,143	193,076

Adjusted earnings per diluted share**	$0.50	$0.49	$0.40	$0.98	$0.63

** Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

CONTACT:
Vishay Intertechnology, Inc.
Dr. Lior E. Yahalomi
Executive Vice President and Chief Financial Officer
+1-610-644-1300
or
Peter G. Henrici
Senior Vice President Corporate Communications
+1-610-644-1300